UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

GeoMet, Inc.
(Name of Registrant As Specified In Its Charter)

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GEOMET, INC.

909 Fannin St., Suite 1850

Houston, Texas 77010

November , 2010

Dear Holder of Series A Convertible Redeemable Preferred Stock:

This letter is to inform you that an Information Statement is being furnished to the holders of Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) of GeoMet, Inc., a Delaware corporation, in connection with the approval of an amendment to the Certificate of Designations of Series A Preferred Stock to adjust the anti-dilution provision in the Certificate of Designations and to require the consent of holders of a majority of our outstanding Series A Preferred Stock before issuing any common stock (or securities convertible into common stock) for consideration per share (with regard to securities convertible into common stock, on an as-converted basis) that is less than the then-current conversion price of the Series A Preferred Stock.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Only holders of record of our Series A Preferred Stock at the close of business on November 26, 2010 shall be provided a copy of the Information Statement.

Very truly yours,

J. Darby Seré
President and Chief Executive Officer

GEOMET, INC.

909 Fannin St., Suite 1850

Houston, Texas 77010

NOTICE OF CONSENT IN LIEU OF

SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given to the holders (the “Preferred Stockholders”) of our Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of GeoMet, Inc., a Delaware corporation (the “Company”), that the holder of a majority of the outstanding shares of Series A Preferred Stock of the Company has executed a written consent in lieu of a special meeting of the holders of our Series A Preferred Stock for the following purposes:

(1)	To amend Section 5(e)(ii) of the Certificate of Designations of Series A Preferred Stock (the “Certificate of Designations”) to revise the anti-dilution provision such that the conversion price of the Series A Preferred Stock would be reduced to a price determined by multiplying such conversion price by a fraction (a) the numerator of which will be the sum of (i) the number of shares of common stock outstanding, on a fully diluted basis, before the additional issuance plus (ii) the number of shares of common stock which the aggregate consideration received by the Company for the additional issuance would purchase at the conversion price then in effect, and (b) the denominator of which will be the sum of (x) the number of shares of common stock outstanding before the additional issuance plus (y) the number of such additional shares of common stock that were actually issued.

(2)	To amend Section 4(c) of the Certificate of Designations to prohibit the Company from issuing any additional shares of common stock (or securities convertible into common stock) for consideration per share (with regard to securities convertible into common stock, on an as-converted basis) less than the then-current conversion price of the Series A Preferred Stock without the prior vote or written consent of holders of a majority of the outstanding shares of Series A Preferred Stock, for so long as at least 750,000 shares of Series A Preferred Stock remain outstanding.

These matters are more fully described in the Information Statement accompanying this Notice.

Only holders of record of our Series A Preferred Stock at the close of business on November 26, 2010 are entitled to notice of the matters described in the Information Statement. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, this corporate action will not be effective until 20 days after the accompanying Information Statement is mailed to the Preferred Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

J. Darby Seré
President and Chief Executive Officer

Houston, Texas

November     , 2010

GEOMET, INC.

909 Fannin St., Suite 1850

Houston, Texas 77010

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

We are distributing this Information Statement (the “Information Statement”) to the holders (the “Preferred Stockholders”) of our Series A Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) in full satisfaction of any notice requirements we may have under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Delaware law. No additional action will be undertaken by us with respect to the receipt of written consents, and no appraisal or dissenters’ rights under the Delaware General Corporation Law are afforded to our Preferred Stockholders as a result of the adoption of the resolutions discussed herein.

This Information Statement is being mailed on or about November , 2010 to the holders of record at the close of business on November 26, 2010 (the “Record Date”), of our Series A Preferred Stock in connection with an action by written consent in lieu of a special meeting for the following purposes:

(1)	To amend Section 5(e)(ii) of the Certificate of Designations of Series A Preferred Stock (the “Certificate of Designations”) to revise the anti-dilution provision such that the conversion price of the Series A Preferred Stock would be reduced to a price determined by multiplying such conversion price by a fraction (a) the numerator of which will be the sum of (i) the number of shares of common stock outstanding, on a fully diluted basis, before the additional issuance plus (ii) the number of shares of common stock which the aggregate consideration received by the Company for the additional issuance would purchase at the conversion price then in effect, and (b) the denominator of which will be the sum of (x) the number of shares of common stock outstanding before the additional issuance plus (y) the number of such additional shares of common stock that were actually issued.

(2)	To amend Section 4(c) of the Certificate of Designations to prohibit the Company from issuing any additional shares of common stock (or securities convertible into common stock) for consideration per share (with regard to securities convertible into common stock, on an as-converted basis) less than the then-current conversion price of the Series A Preferred Stock without the prior vote or consent of holders of a majority of the outstanding shares of Series A Preferred Stock, for so long as at least 750,000 shares of Series A Preferred Stock remain outstanding.

The written consent and the Certificate of Amendment to the Certificate of Designations of our Series A Preferred Stock (the “Amendment”) are attached as Annex I to this Information Statement. The affirmative vote or written consent of the holders of a majority in voting power of our outstanding Series A Preferred Stock, voting as a single class, is required to approve the Amendment. Each holder of Series A Preferred Stock is entitled to one vote for each share of Series A Preferred Stock held. The date for purposes of determining the holders of outstanding shares of Series A Preferred Stock entitled to receive this Information Statement is the close of business on the Record Date. As of the Record Date, the Company had outstanding 4,000,000 shares of Series A Preferred Stock, all of which are entitled to vote.

Sherwood Energy, LLC, a Delaware limited liability company that owns 2,351,801 shares of our outstanding Series A Preferred Stock (the “Consenting Stockholder”), executed a written consent on November 10, 2010, in favor of the Amendment described above. The Consenting Stockholder’s stockholdings represent 59% of the total outstanding shares of our Series A Preferred Stock, which is sufficient to take the action to amend the Certificate of Designations. We do not intend to solicit any proxies or consents from any other Preferred Stockholders in connection with this action.

Section 228(a) of the Delaware General Corporation Law provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, our Board voted to utilize, and has obtained, the written consent of the Consenting Stockholder who owns shares representing a majority of our outstanding Series A Preferred Stock, voting as a single class. The resolutions adopted in that written consent will not become effective before the date that is 20 days after the date on which this Information Statement is first mailed to Preferred Stockholders. You are urged to read this Information Statement in its entirety for a description of the actions taken by the Consenting Stockholder.

Pursuant to Section 228(e) of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the Preferred Stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to our Preferred Stockholders as a result of the approval of the resolutions.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Series A Preferred Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Our executive offices are located at 909 Fannin St., Suite 1850, Houston, Texas 77010, and our telephone number at that location is (713) 659-3855.

AMENDMENT TO CERTIFICATE OF DESIGNATIONS

Overview

The Consenting Stockholder has adopted resolutions authorizing a proposed Amendment to our Certificate of Designations. Once effective, the Amendment will adjust the anti-dilution provision in the Certificate of Designations and further limit the Company’s ability to issue junior securities (including additional shares of common stock) without the consent of holders of a majority of shares of Series A Preferred Stock. The resolutions adopted by the Consenting Stockholder will not become effective before the date that is 20 days after the date on which this Information Statement is first mailed to Preferred Stockholders. We intend to file the Amendment with the Secretary of State of Delaware promptly following the effectiveness of such resolutions.

Amendment to Series A Preferred Stock Anti-dilution Feature

Under the existing Certificate of Designations, the price at which shares of Series A Preferred Stock are convertible into shares of our common stock is subject to certain anti-dilution adjustments in the event that the Company issues securities for a consideration per share less than the conversion price. In that event, the conversion price of the Series A Preferred Stock would be reduced to a price per share equal to the per share consideration received by the Company for the newly issued securities. This type of anti-dilution provision is commonly referred to as “full ratchet” or “down round” anti-dilution.

Based on our evaluation of the Series A Preferred Stock conversion feature and the current anti-dilution provision, we concluded that the conversion option constituted an embedded derivative that must be separated from the Series A Preferred Stock on the consolidated balance sheet and recorded at fair value as a derivative liability. Subsequent changes in the fair value of this derivative liability must then be recorded as unrealized gains and losses as a component of other income and expense in the Company’s consolidated statements of operations.

The fair value of the derivative liability attributable to the Series A Preferred Stock conversion option was determined using an American binomial lattice model. This model utilized assumptions including 80% volatility, a 17% discount factor and an expected term of 6.4 years determined using a Monte Carlo simulation model, and resulted in a fair value of approximately $18.4 million on September 14, 2010, the date of issuance of the Series A Preferred Stock. The remaining $20.4 million in net proceeds received by the Company in connection with the sale of the Series A Preferred Stock were allocated to Series A Preferred Stock in the Company’s consolidated balance sheet at September 14, 2010. For the three and nine months ended September 30, 2010, the Company recorded an approximate $1.6 million unrealized gain as a result of the change in the fair value of the derivative liability.

The Company is required to account for the embedded derivative and must mark to market at the end of each reporting period the fair value of the derivative liability. Consequently, the Company must revalue this derivative liability at the end of each reporting period by using commonly accepted valuation methodologies considering available market information and other information and assumptions. The periodic change in fair value of the derivative liability is recorded as either an unrealized gain (if the fair value of the embedded derivative decreases) or as an unrealized loss (if the fair value of the embedded derivative increases). Although the fair value of the embedded derivative is affected by interest rates, the expected remaining conversion period and the volatility of the market price of the Company’s common stock, it is likely that the most significant cause of a change in the fair value of the derivative liability will be fluctuations in the market price of the Company’s common stock. If the market price of the Company’s common stock increases, the fair value of the derivative liability will generally increase, and if the market price of the Company’s common stock decreases, the fair value of the derivative liability will generally decrease. Consequently, in periods where the market price of the Company’s common stock increases, the Company would record unrealized losses in the consolidated statement of operations, and in periods where the market price of the Company’s common stock decreases, the Company would record unrealized gains in the consolidated statement of operations.

We believe that the valuation, accounting and disclosure obligations associated with the embedded derivative are burdensome and that such accounting treatment does not clearly represent the overall financial condition and results of operations of the Company. Determining the periodic change in the fair value of the derivative liability requires a costly valuation each quarter and can produce significant volatility in the Company’s consolidated balance sheet and consolidated statement of operations. In addition, the valuation requires Level 3 inputs and assumptions, under ASC 820-10-55, for reporting purposes, and is considered a critical accounting area which includes a high degree of judgment and uncertainty. In light of these factors we concluded that it was in the best interests of the Company and its stockholders to amend the anti-dilution provision in the Certificate of Designations such that the conversion feature of the Series A Preferred Stock would no longer require treatment as an embedded derivative. We approached the Consenting Stockholder with a proposal to amend the Certificate of Designations and the Consenting Stockholder elected to consent to such Amendment. At a regular meeting held on November 9, 2010, our Board of Directors approved the Amendment and on the following day the Consenting Stockholder executed a written consent approving the Amendment.

Under the Amendment, the anti-dilution provision in Section 5(e)(ii) of the Certificate of Designations would be revised such that the conversion price of the Series A Preferred Stock would be reduced to a price determined by multiplying such conversion price by a fraction (a) the numerator of which will be the sum of (i) the number of shares of common stock outstanding, on a fully diluted basis, before the additional issuance plus (ii) the number of shares of common stock which the aggregate consideration received by the Company for the additional issuance would purchase at the conversion price then in effect, and (b) the denominator of which will be the sum of (x) the number of shares of common stock outstanding before the additional issuance plus (y) the number of such additional shares of common stock that were actually issued. This type of anti-dilution provision is commonly referred to as “weighted average” anti-dilution.

On the effective date of the Amendment, the bifurcated derivative liability on the Company’s consolidated balance sheet related to the conversion feature will be reclassified to paid-in capital on the Company’s consolidated statements of stockholders’ equity and comprehensive income (loss). In addition, we will no longer experience the potential volatility on the consolidated balance sheets and consolidated statements of operations from unrealized gains or losses resulting from future fair value fluctuations of the extinguished derivative liability. As a result, we expect our consolidated financial statements to be more consistent with the underlying operations of the Company.

Amendment to Certain Consent Rights

The Amendment also would prohibit the Company from issuing any additional shares of common stock (or securities convertible into common stock) for consideration per share (with regard to securities convertible into common stock, on an as-converted basis) less than the then-current conversion price of the Series A Preferred Stock without the prior vote or consent of holders of a majority of the outstanding shares of Series A Preferred Stock, for so long as at least 750,000 shares of Series A Preferred Stock remain outstanding. The proposed amendment to the Certificate of Designations cannot become effective until at least twenty calendar days following the filing by the Company of a definitive information statement describing the proposed amendment.

The Consenting Stockholder sought this additional consent right in exchange for its approval of the amendment to the Series A Preferred Stock anti-dilution feature. After due consideration, our Board of Directors concluded that such additional consent right was appropriate and, in light of the relevant facts and circumstances, in the best interests of the Company and its stockholders.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth, as of November 17, 2010, the beneficial ownership of common stock of the Company (assuming conversion of the Company’s Series A Preferred Stock, the only other equity security outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock and Series A Preferred Stock, as converted.

Unless otherwise indicated in the footnotes to this table each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Number of Shares (1)		Percent of Class (2)

Sherwood Energy, LLC	18,090,776		25.7%
1221 Lamar Street, 10th Floor, Suite 1001
Houston, TX 77010

Yorktown Energy Partners IV, L.P.	14,187,072		20.1%
410 Park Avenue
New York, New York 10022

W. Howard Keenan, Jr.	14,351,978	(3)	20.3%
410 Park Avenue
New York, New York 10022

T. Rowe Price	7,518,497	(4)	10.7%
100 East Pratt Street
Baltimore, Maryland 21202

Gates Capital Management, Inc.	5,105,689	(5)	7.2%
1177 Avenue of the Americas, 32nd Floor
New York, New York 10036

Central Securities Corporation	3,559,399	(6)	5.0%
630 Fifth Avenue
New York, New York 10111

J. Darby Seré	2,404,466	(7)	3.4%
909 Fannin, Suite 1850
Houston, Texas 77010

William C. Rankin	1,291,914	(8)	1.8%
909 Fannin, Suite 1850
Houston, Texas 77010

Philip G. Malone	1,192,219	(9)	1.7%
5336 Stadium Trace Parkway, Suite 206
Birmingham, Alabama 35244

Brett S. Camp	1,065,288	(10)	1.5%
5336 Stadium Trace Parkway, Suite 206
Birmingham, Alabama 35244

Tony Oviedo	116,201	(11)	0.2%
909 Fannin, Suite 1850
Houston, Texas 77010

Name and Address of Beneficial Owner	Number of Shares (1)		Percent of Class (2)
J. Hord Armstrong, III	121,693	(12)	0.2%
909 Fannin, Suite 1850
Houston, Texas 77010

Stanley L. Graves	138,333	(13)	0.2%
909 Fannin, Suite 1850
Houston, Texas 77010

James C. Crain	128,763	(14)	0.2%
909 Fannin, Suite 1850
Houston, Texas 77010

Charles D. Haynes	103,017	(15)	0.1%
909 Fannin, Suite 1850
Houston, Texas 77010

Gary S. Weber	10,239		0.0%
1221 Lamar Street, 10th Floor, Suite 1001
Houston, TX 77010

Michael Y. McGovern
1221 Lamar Street, 10th Floor, Suite 1001	10,239		0.0%
Houston, TX 77010
All executive officers and directors as a group (eleven persons)	20,934,340		29.1%

*	Less than 0.1%.

(1)	Unless otherwise indicated, all outstanding shares of common stock and Series A Preferred Stock are held directly with sole voting and investment power. The total number of shares includes shares of common stock and preferred stock, as converted, issued and outstanding as of November 17, 2010, plus shares of common stock which the owner shown above has the right to acquire within 60 days of that date.
(2)	For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares outstanding excludes the shares which all other persons have the right to acquire within 60 days of November 17, 2010, pursuant to the exercise of outstanding stock options and warrants.
(3)	Includes 14,187,072 shares of common stock beneficially owned by Yorktown Energy Partners IV, L.P. Mr. Keenan is a member and a manager of the general partner of Yorktown Energy Partners IV, L.P. Mr. Keenan disclaims beneficial ownership of all shares held by Yorktown Energy Partners IV, L.P., except to the extent of his pecuniary interest therein.
(4)	Represents shares of common stock owned at September 30, 2010 based on information obtained in a Schedule 13F filed with the Securities and Exchange Commission.
(5)	Represents shares of common stock owned at September 14, 2010 based on information contained in a Schedule 13G filed on September 27, 2010 with the Securities and Exchange Commission.
(6)	Represents shares of common stock owned at September 30, 2010 based on information obtained in a Schedule 13F filed with the Securities and Exchange Commission.

(7)	Includes options to purchase up to 567,494 shares of common stock, 173,043 shares of common stock that are held in a charitable family foundation of which Mr. Seré shares dispositive power and voting control, 403,125 shares of common stock that are held jointly with Mr. Seré’s wife for which Mr. Seré shares dispositive power and voting control, 266,230 shares of common stock that are held in a limited partnership under the control of Mr. Seré and for which he holds voting control and dispositive power, 107,008 shares held by a trust whose beneficiaries are Mr. Seré’s children and for which Mr. Seré serves as the trustee and holds voting control and dispositive power, 67,380 shares that are held by a corporation that Mr. Seré controls and for which he holds voting control and dispositive power, 18,461 shares of common stock held by Mr. Seré’s wife for which Mr. Seré disclaims voting control and dispositive power and 107,008 shares held by a trust whose beneficiaries are Mr. Seré’s children and for which Mr. Seré’s wife serves as trustee for which Mr. Seré disclaims voting control and dispositive power.
(8)	Includes options to purchase up to 629,294 shares of common stock, 1,216 shares of common stock that are held by a limited liability company wholly owned by Mr. Rankin and for which he holds voting control and dispositive power, 162,350 shares of common stock held by a grantor retained annuity trust for which he holds voting and dispositive power, and 212,325 shares of common stock that are held in a limited partnership under the control of Mr. Rankin, and for which he holds voting and dispositive power.
(9)	Includes options to purchase up to 40,508 shares of common stock and 539,837 shares of common stock held by the spouse of Mr. Malone.
(10)	Includes options to purchase up to 40,508 shares of common stock and 443,684 shares of common stock held by the spouse of Mr. Camp.
(11)	Includes options to purchase up to 64,056 shares of common stock.
(12)	Includes options to purchase up to 2,000 shares of common stock.
(13)	Includes 9,676 shares of common stock held in an SEP account in the name of Mr. Graves and options to purchase up to 2,000 shares of common stock.
(14)	Includes 1,500 shares of common stock that are held in a family trust of which Mr. Crain is the trustee and has dispositive power and voting control and options to purchase up to 2,000 shares of common stock.
(15)	Includes 100 shares of common stock held by Mr. Haynes’ spouse and options to purchase up to 2,000 shares of common stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports pursuant the Securities Exchange Act of 1934, as amended, with the U.S. Securities and Exchange Commission. Stockholders can read our SEC filings, including this Information Statement, over the Internet at the SEC’s website at http://www.sec.gov. Stockholders may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 and may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If stockholders would like additional copies of this Information Statement or have questions about the Information Statement, you should contact us by telephone or in writing:

GeoMet, Inc.

909 Fannin St., Suite 1850

Houston, Texas 77010

Attention: Corporate Secretary

(713) 659-3855

One Information Statement is mailed to multiple stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. Please send requests for additional Information Statements or SEC reports to the person and address noted above. If multiple stockholders sharing the same address are receiving multiple copies of Information Statements or SEC reports and only wish to receive one copy at such address, please send such request to the person and address noted above.

ANNEX I

GEOMET, INC.

WRITTEN CONSENT

OF THE SERIES A CONVERTIBLE REDEEMABLE

PREFERRED STOCKHOLDERS

IN LIEU OF SPECIAL MEETING

November 10, 2010

The undersigned, being the holder of a majority of the issued and outstanding shares of Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”) of GeoMet, Inc., a Delaware corporation (the “Corporation”), does hereby waive any and all requirements for calling, giving notice of, and holding a special meeting of the holders of Preferred Stock and does hereby consent pursuant to Section 4(b) of the Preferred Stock Certificate of Designation and Section 228 of the Delaware General Corporation Law (the “DGCL”) that the resolutions hereinafter set forth shall be deemed to have been adopted to the same extent and shall have the same force and effect as if adopted at a formal special meeting of the holders of Preferred Stock of the Corporation, duly called and held for the purposes of acting upon proposals to adopt the following resolutions:

Relating to Certificate of Amendment to the Certificate of Designations

WHEREAS, the Board of Directors of the Corporation (the “Board”) deems it advisable and in the best interests of the Corporation and its stockholders to amend the Certificate of Designations of the Series A Convertible Redeemable Preferred Stock of the Corporation as set forth in a Certificate of Amendment to the Certificate of Designations in the form attached hereto as Exhibit A (the “Certificate”);

WHEREAS, the Board has submitted the Certificate to the majority holder of the Preferred Stock for consideration and approval;

WHEREAS, after due consideration of such Certificate, the undersigned holder of the Preferred Stock has determined after due deliberation that such Certificate should be approved, adopted and filed with the Secretary of State of the State of Delaware.

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Certificate attached hereto as Exhibit A be, and are hereby, approved and adopted by the undersigned holder of a majority of the outstanding shares of Preferred Stock; and further

RESOLVED, that such Certificate of Amendment shall become effective upon the filing of such certificate with the Secretary of State of the State of Delaware, which filing shall not occur less than twenty calendar days following the filing by the Corporation of a Definitive Information Statement on Schedule 14C describing the foregoing amendment with the U.S. Securities and Exchange Commission (the “SEC”); and further

1

RESOLVED, that the proper officers of the Corporation, acting for and on behalf of and in the name of the Corporation, are hereby authorized, empowered and directed to undertake and perform such acts, deeds or action as shall be necessary and appropriate, to cause such Certificate to become effective, including, but not limited to, the preparation and filing of preliminary and definitive information statements with the SEC, the execution and acknowledgment of the Certificate, the submission of same to the Secretary of State of the State of Delaware for approval, and to make and enter such modifications or undertakings in connection therewith as may be ordered or requested by the Secretary of State, and to undertake and perform such other acts, deeds, and actions as may be necessary, advisable or appropriate in the judgment of such officers to timely effectuate the foregoing transactions and the intents and purposes of these resolutions.

IN WITNESS WHEREOF, the undersigned holder of a majority of the outstanding shares of Preferred Stock has executed this consent as of the date first written above pursuant to Section 4(b) of the Certificate of Designations of the Preferred Stock.

HOLDER OF PREFERRED STOCK:

SHERWOOD ENERGY, LLC

By:	/s/ Michael McGovern
Name:	Michael McGovern
Title:	President

2

Exhibit A

Form of Certificate of Amendment to Certificate of Designations

of Series A Convertible Redeemable Preferred Stock

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

GEOMET, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

The undersigned, J. Darby Seré, hereby certifies that:

I.	He is the duly elected and acting Chairman of the Board, President and Chief Executive Officer of GeoMet, Inc., a Delaware corporation (the “Corporation”).

II.	That the Certificate of Designation of Series A Convertible Redeemable Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on September 10, 2010 (the “Certificate of Designation”).

III.	That this Certificate of Amendment to the Certificate of Designation amends certain provisions of Section 5(e)(ii) and Section 4(c) as set forth below, which amendments were duly adopted by the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware.

IV.	That Section 5(e)(ii) of the Certificate of Designation is hereby deleted in its entirety and replaced with the following language:

“(ii) Adjustment of Conversion Price Upon Issuances of Additional Shares of Common Stock. Except as set forth in Subsections 5(e)(iv), (v), (vi) and (vii), if the Company issues or is deemed to issue Additional Shares of Common Stock to any person (including without limitation in connection with a material corporate transaction) without consideration or for a consideration per share less than the then-existing Conversion Price per share of Common Stock on the Measurement Date, then the Conversion Price will be reduced, effective at the close of business on the Measurement Date, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

(A) the numerator of which will be the sum of (x) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Measurement Date plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to the Measurement Date, and

(B) the denominator of which will be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Measurement Date plus (y) the number of such Additional Shares of Common Stock issuable or so issued.”

V.	That Section 4(c) of the Certificate of Designation is hereby deleted in its entirety and replaced with the following language:

“(c) So long as at least 750,000 shares of Series A Preferred Stock are outstanding, as adjusted for stock dividends, splits, combinations and similar events, and except as otherwise provided by law, the Company may not take any of the following actions without the prior vote or written consent of holders representing at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, voting together as a separate class:

(i) any increase (including by way of merger, consolidation or otherwise) in the total number of authorized or issued shares of Series A Preferred Stock, except as required for the payment of Dividends;

(ii) any authorization, creation or issuance (including by way of merger, consolidation or otherwise) of any Senior Securities or Parity Securities (including but not limited to any convertible debt of the Company of any kind);

(iii) any issuance of any Additional Shares of Common Stock or other Junior Securities that are convertible into Additional Shares of Common Stock to any person (including without limitation in connection with a material corporate transaction) without consideration or for a consideration per share (with regard to other Junior Securities, on an as-converted basis) less than the then-existing Conversion Price per share of Common Stock on the Measurement Date;

(iv) any redemption, acquisition or other purchase of any Parity Securities or any Junior Security, except for such redemptions, acquisitions or other purchases of (A) Common Stock up to $5 million in the aggregate, and (B) shares of Preferred Stock in accordance with the terms thereof;

(v) a Change in Control;

(vi) a Liquidation Event; or

(vii) any contract or other arrangement to do any of the foregoing.”

VI.	That the holders representing approximately 59% of the issued and outstanding shares of Series A Convertible Redeemable Preferred Stock of the Corporation approved said proposed amendment in accordance with Section 4(b) of the Certificate of Designation and Section 242 of the General Corporation Law of the State of Delaware. Accordingly, this amendment has been duly adopted in accordance with the applicable provisions of Section 4(b) of the Certificate of Designation and Section 242 of the General Corporation Law of the State of Delaware.

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VII.	This Certificate of Amendment to the Certificate of Designation shall become effective upon the filing of such certificate with the Secretary of State of the State of Delaware, which filing shall not occur less than twenty calendar days following the filing by the Corporation of a Definitive Information Statement on Schedule 14C describing the foregoing amendment with the U.S. Securities and Exchange Commission.

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IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Designation has been signed on behalf of the Corporation by its Chairman of the Board, President and Chief Executive Officer as of             , 2010.

GEOMET, INC,

By:
J. Darby Seré
Chairman of the Board, President
and Chief Executive Officer

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